Exhibit 99.1

Amphenol	News Release

World Headquarters

358 Hall Avenue

Wallingford, CT 06492

Telephone (203) 265-8900

AMPHENOL CORPORATION ANNOUNCES

PRICING OF EURO-DENOMINATED SENIOR NOTES OFFERING

Wallingford, Connecticut, March 24, 2026. Amphenol Corporation (NYSE: APH) (the “Company”) announced today the pricing of an offering of €500 million aggregate principal amount of senior notes due 2031 (the “Notes”) to be issued by its wholly owned subsidiary Amphenol Technologies Holding GmbH (“Amphenol Technologies”), a German limited liability company (Gesellschaft mit beschränkter Haftung). The Notes will be guaranteed by the Company and will have an interest rate of 3.625% per annum. The closing of the offering of the Notes (the “Notes Offering”) is expected to occur on March 30, 2026, subject to the satisfaction of customary closing conditions.

Amphenol Technologies intends to use the net proceeds from the Notes Offering to repay Amphenol Technologies’ outstanding 0.750% Euro Senior Notes due 2026 at maturity and for general corporate purposes.

Barclays Bank PLC, Citigroup Global Markets Europe AG, Commerzbank Aktiengesellschaft and HSBC Bank plc are serving as the joint book-running managers for the Notes Offering.

The Notes are being offered pursuant to the Company’s effective shelf registration statement on file with the Securities and Exchange Commission (the “SEC”). A prospectus supplement describing the terms of the Notes Offering will be filed with the SEC. Copies of the prospectus supplement and accompanying prospectus for the Notes Offering may be obtained from Barclays Bank PLC toll-free at 1-888-603-5847, Citigroup Global Markets Europe AG toll-free at 1-800-831-9146, Commerzbank Aktiengesellschaft toll-free at 1-800-233-9164 or HSBC Bank plc toll-free at 1-866-811-8049.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the Notes, nor will there be any sale of the Notes, in any jurisdiction in which such offer, solicitation or sale would be unlawful. Any offer, solicitation or sale of the Notes will be made only by means of the prospectus supplement and the accompanying prospectus.

About Amphenol

Amphenol Corporation is one of the world’s largest designers, manufacturers and marketers of electrical, electronic and fiber optic connectors and interconnect systems, antennas, sensors and sensor-based products and coaxial, high-speed, fiber optic and specialty cable. Amphenol designs, manufactures and assembles its products at facilities in approximately 40 countries around the world and sells its products through its own global sales force, independent representatives and a global network of electronics distributors. Amphenol has a diversified presence as a leader in high-growth areas of the interconnect market including: Automotive, Commercial Aerospace, Communications Networks, Defense, Industrial, Information Technology and Data Communications and Mobile Devices.

Forward-Looking Statements

Statements in this press release which are other than historical facts are intended to be “forward-looking statements” within the meaning of the Securities Exchange Act of 1934, as amended, the Private Securities Litigation Reform Act of 1995 and other related laws. While the Company and Amphenol Technologies believe such statements are reasonable, the actual results and effects could differ materially from those currently anticipated. Details regarding various significant risks and uncertainties that may affect the Company’s operating and financial performance can be found in the Company’s latest Annual Report on Form 10-K and the Company’s subsequent filings with the Securities and Exchange Commission, including Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. In providing forward-looking statements, the Company and Amphenol Technologies are not undertaking any duty or obligation to update these statements publicly as a result of new information, future events or otherwise, except as required by law.

Prohibition of Sales to EEA Retail Investors

The Notes are not intended to be offered, sold or otherwise made available, and should not be offered, sold or otherwise made available, to any retail investor in the European Economic Area (the “EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. Any offer of Notes in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of Notes. The prospectus supplement and the accompanying prospectus relating to the issue of the Notes is not a prospectus for the purposes of the Prospectus Regulation.

United Kingdom

The communication of this announcement, the prospectus supplement, the accompanying prospectus, any related free writing prospectus and any other document or materials relating to the issue of the Notes is not being made, and such documents and/or materials have not been approved, by an authorized person for the purposes of section 21 of the United Kingdom’s Financial Services and Markets Act 2000 (as amended, the “FSMA”). Accordingly, such documents and/or materials are not being distributed to, and must not be passed on to, the general public in the United Kingdom (“UK”). The communication of such documents and/or materials is only being made to (i) persons outside the UK; (ii) and those persons in the UK (A) who have professional experience in matters relating to investments who fall within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”)); or (B) who are high net worth companies, or other persons to whom they may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Financial Promotion Order, (all such persons together being referred to as “relevant persons”). In the UK, this announcement, the prospectus supplement, the accompanying prospectus and the Notes offered hereby are only available to, and any investment or investment activity to which this announcement, the prospectus supplement, the accompanying prospectus, any related free writing prospectus or any other document or materials relating to the issue of the Notes relates will be engaged in only with, relevant persons. Any person in the UK that is not a relevant person should not act or rely on this announcement, the prospectus supplement, the accompanying prospectus, any related free writing prospectus or any other document or materials relating to the issue of the Notes or any of their contents.

Prohibition of Sales to UK Retail Investors

The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the UK. For these purposes, a retail investor means a person who is neither: (i) a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”), nor (ii) a qualified investor as defined in paragraph 15 of Schedule 1 to the Public Offers and Admissions to Trading Regulation 2024 (“POATRs”). Consequently, no key information document required by the PRIIPs Regulation as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation. Any offer of Notes in the UK will be made pursuant to an exception from the prohibition on offers to the public under the POATRs.

UK MIFIR product governance / Professional Investors and ECPs Only Target Market

Solely for the purposes of each manufacturer’s product approval process, the target market assessment in respect of the Notes has led to the conclusion that: (i) the target market for the Notes is only eligible counterparties as defined in the FCA Handbook Conduct of Business Sourcebook (“COBS”), and professional clients, as defined in Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“UK MiFIR”); and (ii) all channels for distribution of the Notes to eligible counterparties and professional clients are appropriate. Any person subsequently offering, selling or recommending the Notes (a “distributor”) should take into consideration the manufacturers’ target market assessment; however, a distributor subject to the FCA Handbook Product Intervention and Product Governance Sourcebook (the “UK MiFIR Product Governance Rules”) is responsible for undertaking its own target market assessment in respect of the Notes (by either adopting or refining the manufacturers’ target market assessment) and determining appropriate distribution channels.

MIFID II product governance / Professional investors and ECPs only target market

Solely for the purposes of each manufacturer’s product approval process, the target market assessment in respect of the Notes has led to the conclusion that: (i) the target market for the Notes is eligible counterparties and professional clients only, each as defined in MiFID II; and (ii) all channels for distribution of the Notes to eligible counterparties and professional clients are appropriate. Any person subsequently offering, selling or recommending the Notes (a “distributor”) should take into consideration the manufacturers’ target market assessment; however, a distributor subject to MiFID II is responsible for undertaking its own target market assessment in respect of the Notes (by either adopting or refining the manufacturers’ target market assessment) and determining appropriate distribution channels.

Contact:

Sherri Scribner

Vice President, Strategy and Investor Relations

203-265-8820

IR@amphenol.com